Exhibit 10.1

Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110

October 19, 2011

Iroquois Master Fund Ltd.
Iroquois Capital Opportunity Fund LP
c/o Iroquois Capital Management, L.L.C.
641 Lexington Avenue, 26th Floor
New York, New York 10022

Re: Securities Purchase Agreement, dated as of April 1, 2011 (the “Purchase Agreement”), by and among Converted Organics Inc. (the “Company”) and Iroquois Master Fund Ltd. (“Holder”) and Iroquois Capital Opportunity Fund LP

Dear Mr. Silverman:

Pursuant to the Purchase Agreement, the Company issued a certain secured convertible note in the original principal amount of $3,850,000 (the “Note”) to the Holder. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

A. The Company and the Holder hereby agree as follows with respect to the Note:

The term Conversion Price (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Conversion Price” means, as of any Conversion Date or other date of determination, the lowest of (i) $0.40 (subject to adjustment as provided herein), (ii) the price which is equal to the product of (1) 85% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Sale Prices of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the applicable Conversion Date or other date of determination (as the case may be) divided by (B) three (3) and (iii) the price which is equal to the product of (I) 85% multiplied by (II) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or other date of determination (as the case may be). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

B. With respect to the First Installment Date (as defined in the Note), (i) the Company hereby confirms that the Installment Amount (as defined in the Note) due on the First Installment Date will be converted in whole pursuant to a Company Conversion (as defined in the Note), (ii) this letter agreement constitutes a Company Installment Notice (as defined in the Note) and (iii) the Company shall deliver to the Holder’s balance account with DTC (as defined in the Note) 7,332,258 Pre-Installment Conversion Shares (as defined in the Note) on October 20, 2011, and the issuance and delivery of the remaining 22,624,170 Pre-Installment Conversion Shares with respect to the First Installment Date are subject to Section 3(d)(i) of the Note.

C. The Company and the Holder further agree that no adjustment to the exercise price of any warrant set forth on Schedule 1 attached hereto shall occur solely as a result of the amendment to the definition of Conversion Price contemplated above.

D. Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations of the Company thereunder, and each of the rights of and benefits to the Holder thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, (A) all references in the Note to “this Note,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Note shall mean the Note as amended by this letter agreement and (B) all references in the Transaction Documents to “the Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this letter agreement and (ii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment or waiver of any right, power or remedy of the Holder under any of the other Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this letter agreement. The parties hereto agree that this letter agreement constitutes a Transaction Document.

E. The Company shall, on or before 8:30 a.m., New York time, on October 20, 2011, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the 1934 Act.

[signature page follows]

Sincerely,

/s/ Edward J. Gildea

Edward J. Gildea,

CEO

Agreed to and accepted:

Iroquois Master Fund Ltd.

By: Iroquois Capital Management, L.L.C.
Its: Investment Manager

By:	/s/ Joshua Silverman

Name:	Joshua Silverman

Title:	Member

Iroquois Capital Opportunity Fund LP

By:	/s/ Joshua Silverman

Name:	Joshua Silverman

Title:	Authorized Signatory